UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 2, 2007

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

21301 Burbank Boulevard
Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e). COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 3, 2007, United Online, Inc. (the “Company”) and Mark R. Goldston, its Chairman and Chief Executive Officer, entered into a new employment agreement.  The term of the new employment agreement extends through March 1, 2011.  In connection with the entering into of the new employment agreement, Mr. Goldston is being granted a restricted stock unit award covering 750,000 shares of the Company’s common stock, which award will vest in full on February 15, 2011.  As was generally the case under his old employment agreement, the new employment agreement provides that if his employment is terminated without cause, or his employment is involuntarily terminated (including a resignation for good reason) following a change in control, subject to Mr. Goldston entering into a release of claims, he will be entitled to a lump sum payment equal to three times the sum of his annual base salary and a specified bonus amount, plus he will receive a pro rated specified bonus for the year of his termination, and all of his outstanding options and restricted stock and restricted stock unit awards will vest.  In consideration of the severance payment, Mr. Goldston has agreed to an 18-month non-competition and non-solicitation of employees agreement.  To the extent any of his severance benefits constitute a “parachute payment” under Section 280G of the Internal Revenue Code resulting in the imposition of excise taxes, the Company has agreed to provide Mr. Goldston with a full tax gross-up, which will cover those excise taxes and all additional taxes he incurs by reason of such payment.  In the event Mr. Goldston’s employment is terminated by reason of death or permanent disability, all of his options, restricted stock and restricted stock units will vest in full.

The foregoing description of the material terms of Mr. Goldston’s employment agreement is qualified in its entirety by reference to the provisions of the employment agreement between the Company and Mr. Goldston that will be filed as an exhibit with the Company’s Form 10-Q for the quarterly period ended March 31, 2007.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the entry of a new employment agreement as described above, effective April 2, 2007, the Company and Mark R. Goldston mutually terminated Mr. Goldston’s previous employment agreement dated January 27, 2004.  This termination was for technical reasons only and Mr. Goldston continues to serve the Company as its Chairman and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007	UNITED ONLINE, INC.

/s/ Charles S. Hilliard
Charles S. Hilliard
President and Chief Financial Officer